Exhibit 4.16

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP LETTER AGREEMENT, EFFECTIVE AS OF JULY 10, 2026, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE ARTICLES OF THE COMPANY. A COPY OF SUCH ARTICLES WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER THEREOF UPON WRITTEN REQUEST.

GENERAL FUSION GROUP LTD.

WARRANT CERTIFICATE

(Warrants to Purchase Class A Earnout Shares)

Warrant Certificate No. 026-EA-[●]

THIS IS TO CERTIFY THAT, for value received, BDC Capital Inc. (the “Holder”) is entitled to subscribe for and purchase from GENERAL FUSION GROUP LTD. (the “Company”) [•] Class A Earnout Shares at a price per share equal to the Exercise Price upon and subject to the further terms, conditions and adjustments set forth in the Terms and Conditions attached hereto as Schedule A and incorporated by reference and deemed to be part hereof.

The Warrants may be exercised at the office of Company at 6020 Russ Baker Way, Richmond, BC V7B 1B4, Canada, Attention: Rob Crystal, Senior Vice President, Finance, or such other address as the Company may from time to time in writing direct (the “Exercise Location”).

Except as otherwise indicated, all capitalized terms used herein have the definitions set out in the Terms and Conditions.

This Warrant is exercisable after the Issue Date.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer.

DATED: September [●], 2026.

GENERAL FUSION GROUP LTD.

Per:
Name:
	Title:	Authorized Officer

SCHEDULE a TO WARRANT CERTIFICATE

WARRANT TERMS AND CONDITIONs

Terms and Conditions attached to the Warrant Certificate issued by General Fusion Group Ltd. to the Holder and dated [●], 2026.

ARTICLE 1 - INTERPRETATION

1.1	Definitions. In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:
(a)

“Accredited Investor” in respect of any Person that is resident in Canada or any international jurisdiction other than the United States of America, means an accredited investor as defined in National Instrument 45-106 Prospectus Exemptions promulgated by the Canadian Securities Administrators, or in respect of any U.S. Person, means an accredited investor as defined in Rule 501(a) of Regulation D under the U.S. Securities Act;

(b)	“Arms-length” has the meaning set out under the Income Tax Act (Canada);
(c)	“Assignee” means the then current shareholder of the Company to whom the Company assigns the Offer, or any portion of it, to;
(d)	“Board” means the Board of Directors of the Company, as constituted from time to time;
(e)	“Business Day” means any day except a Saturday or Sunday and legal holidays for Canadian chartered banks in Vancouver, British Columbia;
(f)

“Capital Reorganization” means the Company changing its Class A Earnout Share structure by way of: i) reclassifying existing Class A Earnout Share classes; or ii) subdividing, redividing or changing its outstanding Class A Earnout Shares into a greater number of Class A Earnout Shares; or iii) reducing, combining or consolidating its outstanding Class A Earnout Shares into a smaller number of Class A Earnout Shares;

(g)	“Class A Earnout Shares” means the Class A Earnout shares in the capital of the Company;
(h)	“Common Shares” means Common shares in the capital of the Company (commonly referred to as subordinate voting shares);
(i)	“Company” means General Fusion Group Ltd.;
(j)

“Encumbrance” shall mean any encumbrance, lien, claim, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing;

(k)	“Exercise Price” means US$0.01 per Class A Earnout Share;
(l)	“Government Entity” means any agent corporation, Crown corporation or department as such terms are defined in the Financial Administration Act;
(m)	“Holder” means initially BDC Capital Inc. (“BDC”), or its nominee or its assignee, or any Person to whom the Warrant has been Transferred in accordance with this Agreement;
(n)	“Issue Date” means the date the Warrant Certificate was issued;
(o)

“Person” means any individual, corporation, undertaking, partnership, trustee, trust or unincorporated association, joint venture, syndicate, sole proprietorship, executor, administrator, or other legal representatives, regulatory body, or agency, government, governmental agency, authority or entity, however designated or constituted;

(p)

“Plan of Arrangement” means the plan of arrangement under section 288 of the Business Corporations Act (British Columbia) resulting in the consummation of the business combination between Spring Valley Acquisition Corp. III, General Fusion Inc. and 1573562 B.C. Ltd. on July 10, 2026;

(q)

“Subject Shares” means the Class A Earnout Shares issuable upon exercise of this Warrant or, following a conversion of the Class A Earnout Shares contemplated by Section 2.6, the Common Shares issuable upon exercise of this Warrant.

(r)

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing;

(s)	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;
(t)	“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
(u)

“Warrant” means this share purchase warrant entitling the Holder to acquire the Class A Earnout Shares at the Exercise Price per Class A Earnout Share, subject to such adjustments as are provided for in this Warrant Certificate; and

(v)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached and all Schedules attached thereto.
1.2	Interpretation.
(a)	Words and phrases defined elsewhere herein or in the Warrant Certificate shall have the particular meanings so ascribed thereto.

(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.
(c)	Any words with initial capitals not otherwise defined herein shall have the meaning ascribed thereto in the Warrant Exercise Subscription Form.
(d)

The terms “herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions.

ARTICLE 2 - EXERCISE OF WARRANTS

2.1

Warrants Issued in Exchange for Original Warrants. This Warrant Certificate evidences Warrants issued in exchange for warrants to purchase common shares of General Fusion Inc. previously issued by General Fusion Inc. to the Holder on July 9, 2026 (the “Original Warrants”) in connection with the Plan of Arrangement and the Warrant Transfer Agreement dated July 3, 2026 among General Fusion Inc., the Holder and His Majesty the King in the Right of Canada, as represented by the Ministry of Industry. In addition to these Warrants, and concurrently upon issuance of this Warrant Certificate, in exchange for the Original Warrants, the Holder shall receive warrants to purchase Common Shares (the “Common Warrants”), warrants to purchase Class B Earnout shares in the capital of the Company, and warrants to purchase Class C Earnout shares in the capital of the Company (together with these Warrants and Common Warrants, the “Exchanged Warrants”).

2.2

Exercise at the Election of Holder. The Holder’s right to subscribe for and purchase Subject Shares under the Warrant may be exercised at any time on or after the Issue Date by delivering the Warrant Certificate along with a duly completed and executed subscription in the form attached hereto as Schedule B (the “Warrant Exercise Subscription Form”) to the Company at the Exercise Location in accordance with the terms of this Warrant Certificate.

2.3

Issuance of Shares. The closing of the issuance of the Subject Shares made hereunder as a result of the Holder exercising its Warrant under Section 2.2 shall take place 10:00 am on the third Business Day after the Warrant Certificate, the completed Warrant Exercise Subscription Form and payment of the applicable Exercise Price are delivered to the Company at the Exercise Location. After receipt of the foregoing, the Company shall, by 3:00 p.m. on the fifth Business Day after satisfaction of such delivery requirements, deliver or cause to be delivered to the Holder in book-entry form the Subject Shares and to the extent less the entire Warrant is exercised, the warrant certificate in the same form as the Warrant Certificate in respect of the remainder of the Warrant.

2.4

No Fractional Shares. The Company shall not be required to issue fractional Subject Shares or other securities in satisfaction of its obligations hereunder. If any fractional interest in a Subject Share or other security would, except for the provisions of this section, be deliverable upon the exercise of Warrant, the Company shall instead issue the next lesser whole number of Subject Shares or other securities.

2.5	Beneficial Ownership Limitations. The exercise of the Warrants shall be subject to the Beneficial Ownership Provisions set forth in Schedule C hereto.

2.6	Earnout Conversion Mechanics.
(a)

Notwithstanding anything else in this Warrant Certificate, to the extent that any Class A Earnout Share underlying the Warrant converts into Common Shares pursuant to the terms of the Company’s articles prior to July 9, 2031, the Warrant shall thereafter entitle the Holder to acquire such number of Common Shares into which such underlying Class A Earnout Share converted, upon payment of the applicable Exercise Price otherwise applicable to such Warrant.

(b)

To the extent that the Class A Earnout Shares underlying the Warrant do not convert into Common Shares pursuant to the terms of the Company’s articles prior to July 9, 2031, the Warrant shall automatically terminate and cease to be exercisable on July 9, 2031.

ARTICLE 3 - COVENANTS OF THE CORPORATION

3.1

Reservation of Shares. The Company will at all times reserve and keep available a sufficient number of Subject Shares for the purpose of enabling it to satisfy its obligations to issue Subject Shares upon the exercise of the Warrant, and the Company shall take all such corporate action as may be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all Subject Shares which the Holder is entitled to receive on the full exercise of the Warrant in accordance with the provisions hereof.

3.2

Fully Paid, Validly Issued Shares. The Company warrants that all the Subject Shares issued upon the exercise of the Warrant will be fully paid and non-assessable free from all Encumbrances and duly and validly issued.

3.3

Issue in Substitution for Lost Certificate. If the Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate, at no cost to the Holder, upon the Holder delivering to the Company a statutory declaration of loss and indemnity in the form prescribed by the Company’s constating documents.

3.4

Exchange of Certificates. The Holder may exchange a certificate or certificates representing Warrants for one or more new Warrant certificates representing the same aggregate number of Warrants, at no cost to the Holder.

ARTICLE 4 - MERGER AND SUCCESSORS

4.1

Company May Consolidate, etc. on Certain Terms. Nothing herein contained shall prevent any amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same; provided however that the corporation formed by such amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall be a corporation organized and existing under the laws of Canada or of the United States of America, or any province, state, district or territory thereof, and shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

4.2

Successor Company Substituted. In case the Company, pursuant to Section 4.1 shall be amalgamated or merged with or into any other corporation or corporations, or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 5 - ADJUSTMENTS

5.1

Adjustment of Subscription and Purchase Rights. From and after the Issue Date, the number of Class A Earnout Shares covered by and deliverable upon the exercise of the Warrants are subject to adjustment in the following events, any such adjustment will be done in the following manner:

(a)

if and whenever at any time prior to the exercise of the Warrants, the Company shall undertake Capital Reorganization: in the case where such Capital Reorganization results in the subdividing, redividing or changing its outstanding Class A Earnout Shares into a greater number of Class A Earnout Shares, or results in the reducing, combining or consolidating its outstanding Class A Earnout Shares into a smaller number of Class A Earnout Shares, the number of Class A Earnout Shares obtainable under each Warrant shall be adjusted immediately after the effective date of such Capital Reorganization, by multiplying the number of Class A Earnout Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the total number of Class A Earnout Shares outstanding immediately after such date and the denominator shall be the total number of Class A Earnout Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

(b)

if and whenever at any time prior to the exercise of the Warrants, there is a reclassification of the Class A Earnout Shares or a capital reorganization of the Company (other than a Capital Reorganization) or a consolidation, amalgamation or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder who has not exercised its right of acquisition, as to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Class A Earnout Shares such Holder would otherwise be entitled to acquire, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Class A Earnout Shares sought to be acquired by it, provided that, if the securities otherwise deliverable to the Holder pursuant to this Section 5.1(b), whether upon exercise, deemed exercise or otherwise in connection with any of the transactions contemplated by this Section 5.1(b), would result in the Holder exceeding any Beneficial Ownership Limitation set forth in Schedule C, then, the Holder shall receive securities, rights or other instruments that are economically equivalent and structured in a manner that permits the Holder to comply with such limitations;

(c)	if and whenever at any time prior to the exercise of the Warrants the Company shall issue or distribute to all or substantially all the holders of the Class A Earnout Shares:
(i)

securities of the Company, including Class A Earnout Shares, rights, options or warrants to acquire Class A Earnout Shares of any class or securities exchangeable for or convertible into or exchangeable into any such Class A Earnout Shares, or cash, or property or assets and including evidence of its indebtedness; or

(ii)	any property or other assets,

then the number of Class A Earnout Shares to be issued by the Company under the Warrants shall, at the time of exercise, be appropriately adjusted and the Holder shall receive, in addition to the number of Class A Earnout Shares in respect of which the right is then being exercised, the aggregate number of Class A Earnout Shares or other securities, cash or property that the Holder would have been entitled to receive as a result of such event if, on the record date thereof, the Holder had been the registered holder of the number of Class A Earnout Shares to which the Holder was theretofore entitled upon the exercise of the Warrants; and

(d)

the adjustments provided for in this Warrant Certificate in the number of Shares and classes of securities which are to be received on the exercise of Warrants are cumulative. After any adjustment pursuant to this section, the term “Class A Earnout Shares” where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the Holder is entitled to receive upon the exercise of its Warrants, and the number of Class A Earnout Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Class A Earnout Shares or other property or securities a Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this section, upon the full exercise of a Warrant.

5.2

Determination of Adjustments. The adjustments provided for in this Warrant Certificate are cumulative. The Company shall, promptly after each adjustment made hereunder, provide the Holder with a certificate providing the relevant facts and calculations with respect to such adjustments. If any questions shall at any time arise with respect to any adjustments to be made hereunder, such question shall be conclusively determined by an independent firm of Chartered Accountants who shall have access to all appropriate records, and such determination shall be binding upon the Company and the Holder.

5.3

Adjustments Post-Earnout Conversion. Following any conversion contemplated by Section 2.6, the adjustment provisions of this Article 5 shall apply, mutatis mutandis, to the Common Shares then issuable upon exercise of the Warrants as though all references in this Article 5 to ‘Class A Earnout Shares’ were references to such Common Shares.

ARTICLE 6 - transfers

6.1	Transfer.
(a)

The Holder may Transfer, in whole or in parts, the Warrants to any other Person with the Board’s prior approval, such approval to not be unreasonably or arbitrarily withheld, delayed or conditioned. The foregoing Paragraph (a) does not apply to any Transfer of Warrants by BDC to another Government Entity.

(b)

In connection with any Transfer pursuant to Section 6.1(a), the Person to which the Warrants are transferred shall as a condition of such Transfer enter into an agreement by which it agrees to be bound by the provisions of this Warrant Certificate as if it were an original recipient of this Warrant Certificate and to deliver a certificate in the form provided by the Company certifying the Accredited Investor status of such Person.

6.2

Surrender of Certificate. A Transfer will only be effective upon surrender of the original Warrant Certificate, for registration of Transfer, duly endorsed, or accompanied by a duly executed written instrument of Transfer in form prescribed by the Company from time to time.

ARTICLE 7 - REPRESENTATIONS

7.1	Representations of the Company. The Company represents to the Holder that:
(a)	this Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;
(b)

the Subject Shares to be received upon the exercise of thereof have been duly authorized and reserved for issuance by the Company and when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

(c)

the execution and delivery of this Warrant (i) are not, and the issuance of the Subject Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s articles or notice of articles, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, (iii) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound and (iv) do not and will not require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, provincial or local government authority or agency or other Person.

ARTICLE 8 - GENERAL

8.1

No Impairment. The Company will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8.1 and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

8.2

Further Acts. Each of the Company and the Holder shall at the request of the Holder, and at the expense of the Company, execute and deliver any further documents and do all acts and things as the Holder may reasonably require in order to carry out the true intent and meaning of this Warrant Certificate.

8.3	Applicable Law. The terms of this Warrant Certificate shall be construed exclusively in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
8.4

Waiver and Amendment. Any term or provision of this Warrant Certificate may be waived at any time by the party entitled to the benefits thereof and any term or provision of this Warrant Certificate may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation of this Warrant Certificate, must be in writing. A waiver of any breach of failure to enforce any of the terms or conditions of this Warrant Certificate shall not, in any way, affect or limit or act as a waiver of the parties' rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant Certificate.

8.5	Enurement. This Warrant Certificate shall enure to the benefit of and be binding upon the Company and the Holder, and their respective successors and permitted assigns.
8.6	Time. Time shall be of the essence herein.
8.7

Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid or shall be sent by facsimile transmission to such Holder or the Company.

8.8

Entire Agreement. The Exchanged Warrants constitute all of the warrants to purchase shares of the Company issuable in exchange for the Original Warrants and replace and supersede the Original Warrants in its entirety.

8.9

Signature and Electronic Copies. This Warrant Certificate may be signed by electronic signature, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. Notwithstanding anything herein, delivery of an executed copy of this Warrant Certificate by electronic transmission or other means of electronic communication capable of producing a printed copy will be deemed to be an original execution and delivery of this Warrant Certificate. If this Warrant Certificate bears an electronic signature as contemplated above and the Company delivers or causes to be delivered this Warrant Certificate by electronic transmission pursuant to this Section 8.9, then the Company represents to the Holder that the electronically transmitted warrant is the only executed copy to be issued to the Holder by the Company or on behalf of the Company.

Schedule B TO WARRANT CERTIFICATE

WARRANT EXERCISE SUBSCRIPTION FORM

(“Exercise Agreement”)

TO: General Fusion Group Ltd. (the “Company”)

The undersigned, being the holder of the attached Warrant Certificate (the “Holder”), hereby subscribes for ____________________ Class A Earnout shares or the corresponding number of Common shares calculated in accordance with Section 2.6 of the attached Warrant Certificate, in each case in the capital of the Company (the “Class A Earnout Shares”) upon and subject to the terms and conditions set forth in the Warrant Certificate and tenders payment of the aggregate Exercise Price (US$0.01) for such Class A Earnout share (or such corresponding number of Common shares) as follows:

☐	certified cheque, bank draft or solicitors trust cheque in the amount of US$ payable to order of the Warrant Administrator, for the Company, enclosed herewith;
☐	Wire transfer of immediately available funds to the Warrant Administrator’s account, for the Company; or
☐	Other [Describe]

Payment, if any, shall be made in accordance with Section 2.3 of Schedule “A” to the Warrant Certificate.

The Holder hereby:

1.

delivers to the Company the enclosed Warrant Certificate and irrevocably accepts the terms and conditions of this Exercise Agreement in respect of the Warrant and subject to the terms and conditions of this Exercise Agreement, hereby exercises the Warrant;

2.

represents and warrants that: (a) the undersigned has full power and authority to exercise the Warrants and has not sold, assigned or transferred or agreed to sell, assign or Transfer any of such Warrant to any other Person; and (b) is the owner of the Warrant represented by the Warrant Certificate; and

3.

directs the Company or its transfer agent, upon exercise of the Warrant: (a) to issue or cause to be issued the Subject Shares to which the undersigned is entitled upon the exercise of the Warrant in the name indicated below and to send certificates evidencing such Subject Shares by courier. All questions as to validity, form and eligibility of any surrender of Warrant Certificate hereunder will be reasonably determined by Company and such determination shall be final and binding.

The Holder on its own behalf and/or on behalf of a beneficial owner of the Warrant (the “Beneficial Holder”) as applicable acknowledges and agrees that:

4.

if it is a company, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Exercise Agreement and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained;

5.	if it is an individual, it is of the full age of majority and is legally competent to execute this Exercise Agreement and take all action pursuant hereto; and
6.	this Exercise Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Holder; and
7.

where it is acting as agent for a Beneficial Holder, it is duly authorized to execute and deliver this Exercise Agreement and all other necessary documentation in connection with such subscription on behalf of such Beneficial Holder and this Exercise Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable agreement of, such Beneficial Holder.

BOX A

ISSUE SUBJECT SHARES IN THE NAME OF (please print or type):

(Name)

(Street Address and Number)

(City and Province)

(Country and Postal Code)

(Telephone - Business)

(Email Address)

BOX B

SEND SUBJECT SHARES TO (please print or type):

(Name)

(Contact Person)

(Account reference, if applicable)

(Address)

(Telephone - Business)

(Email Address)

BOX C

IN THE CASE OF A PARTIAL EXERCISE NEW CERTIFICATE(S) FOR WARRANTS ARE TO BE ISSUED AS ONE CERTIFICATE OR:

☐In the following denominations (please print or type):

(Name)

(Street Address and Number)

(City and Province)

(Country and Postal Code)

(Telephone - Business)

(Email Address)

HOLDER SIGNATURE(S)

Dated: , 202

Name of Holder:	Signature of Holder Authorized Representative

Authorized Signature	Signature of Holder Authorized Representative

Address (please print or type)	Telephone Number (during business hours)

schedule c to warrant certificate

BENEFICIAL OWNERSHIP LIMITATIONS

Beneficial Ownership Limitation.

(a)

The Company shall not effect any exercise of the Warrants or partial exercise of the Warrants under this Warrant Certificate, and the Holder shall not have the right to exercise any portion of the Warrants under this Warrant Certificate, pursuant to Article 2 or otherwise, to the extent that after giving effect to exercise as set forth on the Warrant Exercise Subscription Form attached to the Warrant Certificate (the “Exercise Agreement”), the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of equity securities of a class beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of equity securities of that class issuable upon conversion of the Class A Earnout Shares issuable upon exercise of the Warrants (or, following a conversion contemplated by Section 2.6, equity securities of that class issuable directly upon exercise of the Warrants) under this Warrant Certificate with respect to which such determination is being made, but shall exclude the number of equity securities of that class which would be issuable in connection with (i) exercise of the remaining, non-exercised portion of the Warrants under this Warrant Certificate beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  equivalents to the equity securities of that class) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.

(b)

Except as set forth in the preceding paragraph (a), for purposes of this Schedule C, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Securities Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the U.S. Securities Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

(c)

To the extent that the limitation contained in this Schedule C applies, the determination of whether and the extent the Warrants under this Warrant Certificate are exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) shall be in the sole discretion of the Holder, and the submission of an Exercise Agreement shall be deemed to be the Holder’s determination of whether and the extent to which the Warrants under this Warrant Certificate are exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties), in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination (including any determination as to group status pursuant to the next sentence). Each Exercise Agreement for a Warrant or a portion thereof shall include a written certification made in good faith by the Holder (on behalf of itself and its Attribution Parties and Joint Actors, as applicable) certifying that the proposed exercise complies with the applicable ownership limitations set forth herein. The Company may rely on such certification and shall have no obligation to verify the accuracy thereof, notably with respect to whether or not certain parties are Attribution Parties or Joint Actors of the Holder. In providing its certification, a Holder may rely on the information on outstanding securities as reflected in (A) the Company’s most recent periodic or annual filed reports, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth information on the outstanding securities. Upon the written or oral request of a Holder, the Company shall within one trading day confirm orally and in writing to the Holder the relevant information on outstanding securities of the Company. For clarity, (A) a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the U.S. Securities Exchange Act and the rules and regulations promulgated thereunder; and (B) the number of outstanding equity securities of a class shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants under this Warrant Certificate (to the extent converted or exercised, as permitted herein), by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding equity securities of that class was reported.

(d)

The “Beneficial Ownership Limitation” shall be 4.99% of the number of equity securities of that class outstanding immediately after giving effect to the issuance of equity securities of that class issuable upon conversion of the Class A Earnout Shares issuable upon exercise of the Warrants (or, following a conversion contemplated by Section 2.6, equity securities of that class issuable directly upon exercise of the Warrants) under this Warrant Certificate.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Schedule C, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% of the number of the equity securities of a class outstanding immediately after giving effect to the issuance of equity securities of that class upon conversion of the Class A Earnout Shares issuable upon exercise of the Warrants (or, following a conversion contemplated by Section 2.6, equity securities of that class issuable directly upon exercise of the Warrants) under this Warrant Certificate held by the Holder, and the provisions of this Schedule C shall continue to apply. Any increase or decrease in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Schedule C to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Schedule C shall apply to a successor holder of this Warrant Certificate.

For purposes of this Schedule C, “Affiliate” shall have the meaning ascribed to such term under the U.S. Securities Exchange Act, and the rules promulgated thereunder except that, solely for purposes of paragraph (e), “Affiliate” shall have the meaning ascribed to such term under applicable Canadian securities regulation.

(e)

Further, the Company shall not honour or permit any discretionary or mandatory exercise of any securities held by the Holder or any Affiliates or persons acting jointly or in concert with such persons (as determined in accordance with Canadian securities laws, together, the “Joint Actors”) into any equity securities of any class of the Company’s capital to the extent that after giving effect to such exercise, the Holder (together with any Joint Actors) would beneficially own, or have control or direction over, (i) in excess of 19.99% of the voting rights attached to all of the Company's voting securities, or (ii) in excess of 9.99% of the outstanding securities of that class, in each case immediately after giving effect to such exercise on a partially diluted basis in accordance with Canadian securities laws. For purposes of the foregoing calculation, the securities beneficially owned, or over which control or direction is exercised, by the Holder and its Joint Actors shall include the equity securities issuable upon conversion of the Class A Earnout Shares issuable upon the proposed exercise of the portion of this Warrant Certificate or other Warrants then being exercised (or, following a conversion contemplated by Section 2.6, equity securities issuable directly upon exercise of the Warrants upon the proposed exercise of the portion of this Warrant Certificate or other Warrants then being exercised), and any other securities of the applicable class that the Holder or any Joint Actor has the right or obligation to acquire within sixty (60) days, but shall exclude any equity securities issuable in connection with the exercise of the remaining unexercised portion of this Warrant

Certificate or any other Warrants to the extent that such remaining portion is, by virtue of this paragraph, not exercisable within sixty (60) days because its exercise would cause the Holder, together with its Joint Actors, to exceed the applicable ownership limitation set forth above. For greater certainty, nothing in this paragraph shall prohibit the partial exercise of this Warrant Certificate or any other Warrants to the extent that, after giving effect to such partial exercise, the Holder, together with its Joint Actors, would not exceed the applicable ownership limitations set forth above. Any portion of this Warrant Certificate or any other Warrants that may not be exercised as a result of this paragraph shall not be deemed to be exercisable by the Holder within sixty (60) days for purposes of calculating the Holder’s beneficial ownership, or control or direction, under Canadian securities laws.